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Exhibit 23.3


                          CONSENT OF RP FINANCIAL, L.C.



                              June 19, 1998



Board of Trustees
Cortland Savings Bank
1 North Main Street
Cortland, New York 13045-2129

Ladies & Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion on Form 86-AC of Cortland Savings Bank, Cortland, New York, and any amendments thereto, and in the Form S-1 Registration Statement and any amendments thereto for CNY Financial Corporation. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of CNY Financial Corporation.

                                 Sincerely,

                                 RP FINANCIAL, LC.



                                 By: /s/ James J. Oren
                                     Senior Vice President